Exhibit 4.2

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

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6.	MISCELLANEOUS		20

	6.1.	Successors and Assigns	20
	6.2.	Governing Law	20
	6.3.	Counterparts; Facsimile	20
	6.4.	Titles and Subtitles	20
	6.5.	Notices	21
	6.6.	Amendments and Waivers	21
	6.7.	Severability	22
	6.8.	Aggregation of Stock	22
	6.9.	Additional Investors	22
	6.10.	Entire Agreement	22
	6.11.	Dispute Resolution	22
	6.12.	Delays or Omissions	23
	6.13.	Acknowledgment	23
	6.14.	Titles and Subtitles	23
	6.15.	Counterparts	23
	6.16.	No Effect Upon Lending Relationships	23

Schedule A     -     Schedule of Investors

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AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of March 15, 2011 by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and certain of the Investors previously entered into that certain Investors’ Rights Agreement, dated April 30, 2010 (the “Prior Agreement”); and

WHEREAS, pursuant to Section 6.6 of the Prior Agreement, this Agreement was adopted and approved by the Company and the holders of sixty-seven percent (67%) of the Registrable Securities then outstanding, and as such, is binding upon all of the Investors party to the Prior Agreement.

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1.	Definitions. For purposes of this Agreement:

“Agreement” has the meaning as set forth in the first paragraph of this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any stockholder, parent, subsidiary, general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

“Budget” has the meaning set forth in Section 3.1.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company” has the meaning as set forth in the first paragraph of this Agreement.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus, free writing prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or any Person controlled by it) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least two percent (2%) of the capital stock of the Company on a fully-diluted basis and Prism.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Observer Parties” has the meaning as set forth in Section 3.3.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means, collectively, shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.

“Prior Agreement” has the meaning as set forth in the Recitals of this Agreement.

“Prism” means Prism Mezzanine Fund SBIC, L.P., AL I Co-Invest, LLC, and their respective successors and permitted assigns.

“Registrable Securities” means (i) the Common Stock; (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock; (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors as of or after the date hereof; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

“Right of First Refusal Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company and the Investors, as such may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

“Selling Holder Counsel” has the meaning set forth in Section 2.6.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

“Subject Person” has the meaning set forth in Section 6.16.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1. Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) April 30, 2013 or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated offering price, net of Selling Expenses, of at least $25,000,000), then the Company shall (A) within fifteen (15) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from a Holder (or Holders) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders (or Holders) having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (A) within fifteen (15) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that commences on the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith efforts to cause such registration statement to become effective as expeditiously as reasonably possible; (ii) after the Company has effected two registrations pursuant to Section 2.1(a) and they have been declared or ordered effective; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period commencing on the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith efforts to cause such registration statement to become effective as expeditiously as reasonably possible; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) (i) unless the total number of Registered Securities that Holders have requested to be included in such registration statement are actually included and (ii) until such time as the applicable registration statement has been declared effective by the SEC.

2.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration at least twenty (20) days prior to the filing of any such registration statement. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3. Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting (i) shall not be reduced unless all other securities are first entirely excluded from the underwriting and (ii) the number of Registrable Securities included in the offering shall not be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 2.3(a) concerning apportionment, for any selling

Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective as expeditiously as reasonably possible and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use all reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $40,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Major Investor, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-seven percent (67%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11. “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date two (2) days prior to date upon which the registration statement pursuant to an IPO shall have been declared effective and ending on a date not to exceed one hundred eighty (180) days thereafter, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12. Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except (i) upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act, or (ii) as permitted pursuant to the Right of First Refusal Agreement. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a) the consummation of a Liquidation, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth (5th) anniversary of the IPO.

3.	Information and Observer Rights.

3.1. Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company;

(b) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the

“Budget”), approved by the Board of Directors and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2. Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3. Observer Rights. For so long as Prism owns any shares of capital stock of the Company, the Company shall invite a representative of Prism to attend all meetings of its Board of Directors in a nonvoting observer capacity (the “Prism Observer”) and for so long as T. Rowe Price owns any shares of capital stock of the Company, the Company shall invite a representative of T. Rowe Price to attend all meetings of its Board of Directors in a nonvoting observer capacity (the “T. Rowe Price Observer” and together with the Prism Observer, the “Observer Parties”). In this respect, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if any of the Observer Parties or its representative is reasonably determined by the Board of Directors to be a competitor of the Company.

3.4. Termination of Information and Observer Rights. The covenants set forth in Section 3.1, Section 3.2, and Section 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Liquidation, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.5. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its investors, partners and to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; or (iii) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.	Rights to Future Stock Issuances.

4.1. Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor.

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Investor bears to the total number of shares of Common Stock of the Company issued and beneficially held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all the Investors. At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising

Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the number of shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of the initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempt Securities (as defined in the Company’s Certificate of Incorporation), (iii) up to 846,475 shares of Series D Preferred Stock issued pursuant to that certain Purchase Agreement, dated as of the date hereof, by and among the Company and certain of the Investors; and (iii) shares of Common Stock issued in the IPO.

4.2. Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) upon the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the consummation of a Liquidation, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

4.3. Waiver. The rights set forth in Section 4 may not be waived, terminated or amended on behalf of all investors without approval or written consent of (a) the holders of at least sixty-seven percent (67%) of the then outstanding shares of the Series A Preferred Stock entitled to vote (voting as a separate class), (b) the holders of at least sixty-seven percent (67%) of the then outstanding shares of the Series B Preferred Stock entitled to vote (voting as a separate class), (c) the holders of at least eighty percent (80%) of the then outstanding shares of the Series C Preferred Stock entitled to vote (voting as a separate class), (d) the holders of at least seventy percent (70%) of the then outstanding shares of the Series D Preferred Stock entitled to vote (voting as a separate class), (e) the holders of at least sixty-seven percent (67%) of the then outstanding shares of the Common Stock entitled to vote (voting as a separate class), and (f) Prism.

5.	Additional Covenants.

5.1. Employee Stock. Unless otherwise approved by the Board of Directors (or the compensation committee thereof), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, provided, that vesting of any such shares may be accelerated upon the approval of the Company’s Board of Directors (or the compensation committee thereof), and (b) unless required to become a party to this Agreement, a market stand off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by the Board of Directors (or the compensation committee thereof), the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.2. Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least monthly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.3. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.4. Insurance. The Company shall use its commercially reasonable efforts to maintain from a financially sound and reputable insurer, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors until such time as the Board of Directors determines that such insurance should be discontinued.

5.5. Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.3, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii)

upon a Liquidation, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6.	Miscellaneous.

6.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds either (A) at least 100,000 shares of Registrable Securities, or (B) in the event the transferring Holder held less than 100,000 shares of Registrable Securities, all of the shares of Registrable Securities of such transferring Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, it shall be sent to Angie’s List, Inc., 1030 East Washington Street, Indianapolis, Indiana 46202, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Ice Miller LLP, One American Squire, Suite 2900, Indianapolis, Indiana 46228, Attention: Kristine C. Danz, facsimile (317) 592-4811.

6.6. Amendments and Waivers. Except as provided in Section 4.3, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of sixty-seven percent (67%) of the Registrable Securities; provided that the definition of Major Investor, Sections 3.1, 3.2, and 3.4 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) with respect to each Major Investor only with the written consent of such Major Investor; provided further that Section 3.3 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) with respect to each Observer Party only with the written consent of such Observer Party for so long as such holds any share of capital stock of the Company; provided further that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, no amendment, modification, or waiver of any provision of this Agreement shall, without the prior written consent of the affected Investor, adversely affect the rights or obligations of such Investor in a manner disproportionate from any other Investor of the same class of Registrable Securities. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9. Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Preferred Stock or Common Stock after the date hereof, any purchaser of such shares of Preferred Stock or Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10. Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

6.12. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13. Acknowledgment. The Company acknowledges that certain of the Investors are in the business of making venture capital or private equity investments and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.14. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.16. No Effect Upon Lending Relationships. Anything herein contained to the contrary notwithstanding, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Prism, or any other lender in its capacity as a lender to the Company or any of its Affiliates (“Subject Person”) pursuant to any agreement, document or instrument under which the Company or any of its Affiliates has borrowed money or received other financial accommodations. Without limiting the generality of the foregoing, no Subject Person, in exercising its rights, remedies or claims as a lender or other creditor, shall have any duty to consider (a) its status as a direct or indirect stockholder of the Company, (b) the interests of the Company or any of its Affiliates, or (c) any duty it may have to any other direct or indirect stockholder of the Company, except, with respect to the foregoing clauses (b) and (c), as may be required under the applicable loan documents or by non-waivable commercial law applicable to creditors generally. Each Investor and the Company hereby acknowledge and understand that the Subject Persons have acquired certain Registrable Securities and such Subject Person, or certain of its Affiliates, are lenders to the Company and/or its Affiliates and the potential conflict of interest of the Subject Persons as holders of Registrable Securities and as lenders, or Affiliates of lenders, to the Company and/or its Affiliates and hereby consent thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

ANGIE’S LIST, INC.

By:	/s/ William S. Oesterle
William S. Oesterle, CEO

S-1

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

T. ROWE PRICE ASSOCIATES, INC.,
Investment Adviser, for and on behalf of the advisory clients listed below:

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds – TD Science & Technology Fund

By:	/s/ David Eiswert
Name:	David Eiswert
Title:	VP

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

T. ROWE PRICE ASSOCIATES, INC.,
Investment Adviser, for and on behalf of the advisory clients listed below:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust

By:	/s/ Henry M. Ellenbogen
Name:	Henry M. Ellenbogen
Title:	Vice President

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

T. ROWE PRICE ASSOCIATES, INC.,
Investment Adviser, for and on behalf of the advisory clients listed below:

T. Rowe Price Science & Technology Fund, Inc.
Valic Company I – Science & Technology Fund
John Hancock Trust – Science & Technology Trust

By:	/s/ Ken Allen
Name:	Ken Allen
Title:	VP

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

WASATCH FUNDS TRUST
for Wasatch Small Cap Growth Fund

By: Wasatch Advisors, Inc.
Its Investment Advisor

By:	/s/ Mike Yeates
	Name:	Mike Yeates
	Title:	Vice President

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

CROSS CREEK CAPITAL
EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Mike Yeates
	Name:	Mike Yeates
	Title:	Vice President

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Mike Yeates
	Name:	Mike Yeates
	Title:	Vice President

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

Capital Research and Management Company
As Investment Advisor to and on behalf of the following Participating Fund:
SMALL CAP World Fund

By:	/s/ Michael J. Downer
Michael J. Downer, Senior Vice President and Secretary

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: March 15, 2011

“INVESTOR”

/s/ Eric Semler
Eric Semler

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: May 17, 2011

“INVESTOR”

C2 Capital Limited

By:	/s/ Chih T. Cheung
Name:	Chih T. Cheung
Title:	Executive Director

S-2

Counterpart Signature Page

to

Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the undersigned Investor hereby executes this counterpart signature page to that certain Amended and Restated Investors’ Rights Agreement, by and among Angie’s List, Inc., a Delaware corporation (the “Company”), and the investors in Company listed as parties thereto (the “Agreement”), and hereby authorizes this signature page to be attached as a counterpart to the Agreement. The undersigned Investor hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement, effective as of the date set forth below.

Date: May 17, 2011

“INVESTOR”

OSON VI, LLC

By:	/s/ Dale LeFebvre
Name:	Dale LeFebvre
Title:	Managing Partner

S-2

SCHEDULE A

INVESTORS

Name and Address

TRI Investments, LLC

711 Boylston Avenue

Boston, MA 02116

Attn: John H. Chuang

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

             [personally identifiable information withheld]

William S. Oesterle 1030 E. Washington Street, Suite 100 Indianapolis, IN 46202 Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Michael Holt [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Cardinal Ventures, LLC

280 East 96th Street, Suite 350

Indianapolis, IN 46240

Attn: John Ackerman

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Peter Coolidge [personally identifiable information withheld] Email: [personally identifiable information withheld]

The Paige Trust The Grace Trust [personally identifiable information withheld] Email: [personally identifiable information withheld]

Madeira Partners, L.P.

White River Venture Partners L.P.

3603 E. Raymond Street

Indianapolis, IN 46203-4762

Attn: Samuel B. Sutphin II

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

City Investment Group, LLC

30 South Meridian Street, Suite 600

Indianapolis, IN 46204

Attn: Michael Bosway

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

BV Capital GmbH & CO Beteiligungs KG NO. 1

BV Capital Fund II, L.P.

BV Capital Fund II – A, L.P.

600 Montgomery Street, 43rd Floor

San Francisco, CA 94111

Attention: Mathias Schilling

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Allan B. Hubbard [personally identifiable information withheld] Email: [personally identifiable information withheld]

Henry Hauser [personally identifiable information withheld] Email: [personally identifiable information withheld]

Angie Hicks-Bowman [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Arthur J. Isaac, III [personally identifiable information withheld] Email: [personally identifiable information withheld]

Scott A. Brenton [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

John W. Biddinger [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

James L. Smeltzer [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Thomas Hulbert [personally identifiable information withheld] Email: [personally identifiable information withheld]

Michael Bosway

c/o City Investment Group, LLC

30 South Meridian Street

Suite 600

Indianapolis, IN 46204

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Sara Lou [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Loree Myers [personally identifiable information withheld] Email: [personally identifiable information withheld]

Keith A. Midkiff [personally identifiable information withheld] Facsimile: [personally identifiable information withheld] Email: [personally identifiable information withheld]

Melissa Oesterle [personally identifiable information withheld] Email: [personally identifiable information withheld]

Heidi Birky-Goldman [personally identifiable information withheld] Email: [personally identifiable information withheld]

Rao Unnava [personally identifiable information withheld] Email: [personally identifiable information withheld]

Gary Rush [personally identifiable information withheld] Email: [personally identifiable information withheld]

Battery Ventures VIII, (AIV III) L.P.

Battery Ventures VIII, L.P.

2884 Sand Hill Road, Suite 101

Menlo Park, CA 94205

Attention: Roger Lee

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Prism Mezzanine Fund SBIC, L.P.

444 North Michigan Avenue, Suite 1910

Chicago, Illinois 60611

Attention: William G. Harlan, Jr.

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

AL I CO-INVEST, LLC

c/o Prism Mezzanine Fund SBIC, L.P.

444 North Michigan Avenue, Suite 1910

Chicago, Illinois 60611

Attention: William G. Harlan, Jr.

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Purdue Research Foundation, Inc.

Kurz Purdue Technology Center

1281 Win Hentschel Blvd

West Lafayette, Indiana 47906-1075

Attention: Joseph B. Hornett

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

Lighthouse Capital Partners VI, L.P.

3555 Alameda de las Pulgas, Suite 200

Menlo Park, California 94025

Attention: Contracts Administration

Facsimile: [personally identifiable information withheld]

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe U.S. Equities Trust

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds - TD Science & Technology Fund

T. Rowe Price Science & Technology Fund, Inc.

Valic Company I – Science & Technology Fund

John Hancock Trust – Science & Technology Trust

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, Maryland 21202

Attention: Margie Schwartz, Lead Legal Analyst

                  Andrew Baek, Vice-President

Roger Greene [personally identifiable information withheld]

Willis Huiras [personally identifiable information withheld] Email: [personally identifiable information withheld] Facsimile: [personally identifiable information withheld]

Michael S. Maurer, Self-Directed IRA #4 [personally identifiable information withheld] Attention: Michael S. Maurer

Michael D. Robertson and Kimberly A. Robertson Trustees of the Robertson Family Trust, 8/11/03 [personally identifiable information withheld]

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

Wasatch Small Cap Growth Fund

150 Social Hall Avenue, 4th Floor

Salt Lake City, Utah 84111

Attention: Karey Barker

Facsimile: [personally identifiable information withheld]

Saints Capital VI, L.P. 475 Sansome Street Suite 1850 San Francisco, CA 94111 Attention: David Quinlivan Facsimile: [personally identifiable information withheld]

REKC Management 23302 Holly Creek Trail Tomball, Texas 77377 Attention: Richard E. Rush, President Email: [personally identifiable information withheld]

Carson William Chemerinski [personally identifiable information withheld] Email: [personally identifiable information withheld]

SMALLCAP World Fund

c/o Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, California 90071

Attention: Don Rolfe and Michael Triessl

Email: [personally identifiable information withheld]

Eric Semler

TCS Capital Management, LLC

888 Seventh Avenue, Suite 1504

New York, New York 10019

Facsimile: [personally identifiable information withheld]

Email: [personally identifiable information withheld]

C2 Capital Limited

Room 1708 Dominion Centre

43-59 Queen’s Road East

Wanchai, Hong Kong

Attention: Chih T Cheung

Email: [personally identifiable information withheld]

Facsimile: [personally identifiable information withheld]

OSON VI, LLC 2710 Foxhall Road Washington, DC 20007 Attention: Dale LeFebvre Email: [personally identifiable information withheld] Facsimile: [personally identifiable information withheld]

AL BV Investment, Inc. c/o Angie’s List, Inc. 1030 East Washington Street Indianapolis, Indiana 46202 Attention: Chief Executive Officer